EXHIBIT 1


         The undersigned, pursuant to Rule 13d-1(f)(1), hereby acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned. Acknowledged and agreed on this 31st day of August, 1997.







                                       /s/ Lee Sanders
                                       -----------------------------------------
                                       Lee Sanders


                                       THE SANDERS COMPANIES, INC.


                                       By:  /s/ Lee Sanders
                                            ------------------------------------
                                            Lee Sanders, President



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